Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714-885-3697	+1 714-885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES FIRST QUARTER FISCAL 2010 RESULTS
Exceeding High End of Revenue and Earnings Guidance

COSTA MESA, Calif., October 22, 2009 — Emulex Corporation (NYSE:ELX) today announced results for its first fiscal quarter ended September 27, 2009.
First Quarter Financial Highlights
•	Total net revenues of $85.5 million exceeding the high end of guidance of $78 - $82 million

•	Host Server Products (HSP) were $64.1 million, or 75% of net revenues

•	8Gb/s net revenues increased 66% sequentially, accounting for over 20% of Host Server Product (HSP) net revenues during the quarter

•	Converged Network Adapter (CNA) net revenues exceeded expectations with growth of over 160% sequentially

•	Embedded Storage Products (ESP) were $21.3 million, or 25% of total net revenues

•
GAAP gross margin of 61% and non-GAAP gross margins of 67%, GAAP operating loss of $6.2 million, or 7% of total net revenues, and non-GAAP operating income of $8.8 million, or 10% of total net revenues

•	GAAP diluted earnings per share of $0.05 compared to guidance of a loss of $0.06-$0.09 per share

•	Non-GAAP diluted earnings per share of $0.08 exceeding the high end of guidance of $0.03 - $0.06

•	Cash, cash equivalents and investments of $271.3 million

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

•	Repurchased 2 million shares of common stock using $18.2 million of cash during the quarter

•	Inventory turnover of 12.6 times
Business Highlights
•	Announced IBM BladeCenter Virtual Fabric design win for flexible 10Gb/s Ethernet network connectivity

•	Published Second Edition of Convergenomics — The Guide to Network Convergence

•	Announced collaboration with Ixia on a reference guide for testing converged network adapters

•	Gained three percent in Fibre Channel HBA market share during the second quarter of 2009 according to Dell’Oro Group

•	Demonstrated host-based encryption security solution at RSA Europe Conference

•	Announced sole source 8Gb/s Fibre Channel HBA design win with HP StorageWorks X3820 Network Storage System

•	Released LPe12004 Quad-Channel 8Gb/s Fibre Channel HBA for high-bandwidth slot-limited servers

•	Announced support for Serial Attached SCSI (SAS) hard disk drives and Solid State Drives (SSDs) with next generation InSpeed Bridging technology

•	Announced selection of InSpeed switches and bridges for next generation LSI High Capacity Enclosure

•	Announced patent cross-license agreement with IBM to accelerate integration of high performance networking solutions

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

Financial Results
First quarter total net revenues were $85.5 million, a sequential increase of 8% and a decrease of 23% from the comparable quarter of last year. First quarter GAAP net income was $3.8 million, or $0.05 per diluted share, compared to GAAP net income $7.5 million, or $0.09 per diluted share, reported in Q1 of fiscal 2009 and a net loss of $4.5 million, or $0.05 per share, in Q4 of fiscal 2009. Non-GAAP net income for the first quarter was $6.9 million, or $0.08 per diluted share. Non-GAAP net income per diluted share decreased 11% from $0.09 reported in Q4 of fiscal 2009 and decreased 64% from $0.22 reported in Q1 of fiscal 2009. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
President and CEO Jim McCluney commented, “Following our solid execution in the June quarter, I’m pleased to report our momentum accelerated in the first quarter of fiscal 2010 as the team delivered results that exceeded the high end of our August guidance for revenue and earnings per share.” Mr. McCluney added, “In addition to exceeding our first quarter corporate financial goals for our core business, we delivered meaningful proof points supporting our commitment to be a market leader in converged networks. Our universal converged networking strategy using enhanced 10Gb/s Ethernet to merge LAN (Local Area Network) and SAN (Storage Area Network) data traffic is changing the way our customers and our competitors think about the future of connectivity in data centers.”
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the current economic downturn and uncertainty resulting from recent disruptions in global credit and equity markets, Emulex is providing guidance for its second fiscal quarter ending December 27, 2009. For the second quarter fiscal 2010, Emulex is forecasting total net revenues in the range of $88-$92 million. The Company expects non-GAAP earnings per diluted share could amount to $0.10-$0.12 in the second quarter. On a GAAP basis, Emulex expects a loss per diluted share of $0.03 — $0.05 in the second quarter. GAAP estimates for the second quarter reflect approximately $0.15 per

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation and costs, including related litigation, associated with Broadcom’s unsolicited takeover proposal.
About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the first fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, and (iii) severance and associated costs. At the time of acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does not constitute part of its core business because it generally represents costs incurred by an acquired company or other third party to build value prior to acquisition of the intangible assets and as such it is effectively part of the transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, they will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition without changing the useful lives. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors and allows them to understand the impact of expensing stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

elimination of certain positions. As the Company believes these types of severance expenses are infrequent in nature, the Company believes they do not accurately reflect the ongoing costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs.
The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures or, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation, (iii) severance and associated costs and (iv) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP gross margin. Furthermore, with respect to the exclusion of the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs, the Company believes that presentation of a measure of non-GAAP operating expenses that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs is infrequent in nature and is unrelated to the Company’s core business.
The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, and the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin and non-GAAP operating expenses.
The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, (iv) net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs, (v) the U.S. tax impact associated with the options exchange, and (vi) the timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. The Company believes that presentation of a measure of net income and diluted earnings per share that excludes the tax impact associated with the Company’s recent options exchange, as well as the timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that income and charges of this type are infrequent in nature and are unrelated to ongoing operation of the Company’s core business.
The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or do not represent

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. The Company expressly disclaims any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for the Company’s customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire the Company may have an adverse effect on the Company’s operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on the Company’s business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	September 27,	September 28,
	2009	2008

Net revenues	$85,527	$111,696
Cost of sales	33,421	41,744

Gross profit	52,106	69,952

Operating expenses:
Engineering and development	31,399	34,783
Selling and marketing	12,912	14,516
General and administrative	12,279	9,416
Amortization of other intangible assets	1,698	2,087

Total operating expenses	58,288	60,802

Operating income (loss)	(6,182)	9,150

Nonoperating income:
Interest income	119	1,849
Interest expense	(2)	(2)
Other income, net	230	324

Total nonoperating income	347	2,171

Income (loss) before income taxes	(5,835)	11,321

Income tax provision (benefit)	(9,673)	3,820

Net income	$3,838	$7,501

Net income per share:
Basic	$0.05	$0.09

Diluted	$0.05	$0.09

Number of shares used in per share computations:
Basic	81,446	83,408

Diluted	82,234	83,982

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 27,	June 28,
	2009	2009

Assets

Current assets:
Cash and cash equivalents	$271,152	$294,136
Investments	153	8,289
Accounts and other receivables, net	51,611	51,566
Inventories	10,617	10,665
Prepaid income taxes	17,220	17,083
Prepaid expenses and other current assets	11,940	8,021
Note receivable	14,947	—
Deferred income taxes	17,601	16,793

Total current assets	395,241	406,553

Property and equipment, net	69,297	74,794
Intangible assets, net	144,406	130,830
Deferred income taxes	19,665	16,002
Note receivable	—	15,210
Other assets	20,143	15,529

	$648,752	$658,918

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$24,978	$28,786
Accrued liabilities	29,376	23,454

Total current liabilities	54,354	52,240

Other liabilities	5,612	5,826
Accrued taxes	31,964	31,408

Total liabilities	91,930	89,474

Total stockholders’ equity	556,822	569,444

	$648,752	$658,918

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q1 FY		Q1 FY
	2010	% Total	2009	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$72,287	85%	$87,511	78%	(17%)
Revenues from distribution	13,211	15%	24,118	22%	(45%)
Other	29	nm	67	nm	(57%)

Total net revenues	$85,527	100%	$111,696	100%	(23%)

United States	$26,766	31%	$39,799	36%	(33%)
Europe, Middle East and Africa	28,115	33%	37,578	34%	(25%)
Asia-Pacific	29,166	34%	32,474	29%	(10%)
Rest of world	1,480	2%	1,845	1%	(20%)

Total net revenues	$85,527	100%	$111,696	100%	(23%)

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended
	September 27,	September 28,
($000s)	2009	2008

Cost of sales	$353	$345
Engineering and development	2,477	3,146
Selling and marketing	496	1,015
General and administrative	1,611	2,264

Total stock-based compensation	$4,937	$6,770

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended
	September 27,	September 28,
	2009	2008

GAAP gross margin	60.9%	62.6%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.4%	0.3%
Amortization of intangibles	5.6%	4.3%
Severance and associated costs	—	0.2%

Non-GAAP gross margin	66.9%	67.4%

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended
	September 27,	September 28,
($000s)	2009	2008

GAAP operating expenses, as presented above	$58,288	$60,802

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(4,584)	(6,425)
Amortization of other intangibles	(1,698)	(2,087)
Severance and associated costs	(964)	(2,394)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	(2,610)	—

Impact on operating expenses	(9,856)	(10,906)

Non-GAAP operating expenses	$48,432	$49,896

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended
	September 27,	September 28,
($000s)	2009	2008

GAAP operating income (loss) as presented above	($6,182)	$9,150

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	4,937	6,770
Amortization of intangibles	6,424	6,818
Severance and associated costs	964	2,599
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	2,610	—

Impact on operating income	14,935	16,187

Non-GAAP operating income	$8,753	$25,337

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended
	September 27,	September 28,
($000s)	2009	2008

GAAP net income as presented above	$3,838	$7,501

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	4,937	6,770
Amortization of intangibles	6,424	6,818
Severance and associated costs	964	2,599
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	2,610	—
Income tax effect of above items	(5,406)	(5,329)
Tax impact associated with the option exchange	(3,982)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(2,468)	—

Impact on net income	3,079	10,858

Non-GAAP net income	$6,917	$18,359

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	Three Months Ended
	September 27,	September 28,
(shares in 000s)	2009	2008
GAAP diluted earnings per share as presented above	$0.05	$0.09

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.04	0.06
Amortization of intangibles	0.05	0.05
Severance and associated costs	0.00	0.02
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.02	—
Tax impact associated with the option exchange	(0.05)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(0.03)	—

Impact on diluted earnings per share	0.03	0.13

Non-GAAP diluted earnings per share	$0.08	$0.22

Diluted shares used in non-GAAP per share computations	82,234	83,982

Emulex Announces First Quarter Fiscal 2010 Results
October 22, 2009

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 27, 2009

Non-GAAP diluted earnings per share guidance	$0.10 - $0.12

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted loss per share guidance:
Amortization of intangibles	0.06
Stock-based compensation	0.05
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.02
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	0.02

GAAP diluted loss per share guidance	$0.03 - $0.05